Exhibit (d)(2)(A)

Form of Policy Riders and Endorsements

ASSET PROTECTION RIDER

Consideration

This rider is issued in consideration of the application and any supplemental application and the payment of the cost of insurance for this rider. A copy of the application and any supplemental application is attached to the policy. The cost of insurance for this rider is deducted from the policy value at the same time and in the same manner as the cost of insurance for the basic policy. There is a charge for this rider.

Benefits

The Company guarantees a minimum accumulation benefit as set forth below to be paid on the rider maturity date shown on the rider specifications page or a supplement to the rider specifications page. Any rider benefit paid is added to the policy value on the rider maturity date. The benefit will be credited on a pro-rata basis to the policy owner's selected investment options then in effect. If the insured dies while this rider is in-force and before the rider maturity date, there is no rider benefit.

Definitions

Guarantee Balance is the value used to determine any rider benefit paid on the rider's maturity date.

Rider Rate is the monthly rate used to calculate the cost of the rider benefit.

Minimum In-force Period is the time this rider must remain in-force, beginning with the day the rider is issued, reset, or renewed.

Guaranteed Minimum Accumulation Benefit

On the rider maturity date, the rider benefit is equal to the guarantee balance minus the policy value. If the policy value on the rider maturity date exceeds the guarantee balance, there is no rider benefit.

Guarantee balance is the policy value on the date the rider is issued, reset, or renewed, adjusted as follows:

1.	increased by additional Net Premiums Paid;

Net premium is premium paid minus any charges deducted directly from premium subject to the following restriction. We reserve the right to limit the amount of net premium that can be added to the guarantee balance after the end of the minimum in- force period and before the rider maturity date;

2.	decreased by policy charges;

Monthly policy charges for cost of insurance, administrative expenses, and riders (except this rider); and

3.	decreased by an adjustment made for partial withdrawals.

Partial withdrawals cause the guarantee balance to be decreased in the same proportion as the withdrawal reduces the policy value. For example, if the withdrawal is 10% of the policy value before the withdrawal, the guarantee balance after the withdrawal will be 90% of the guarantee balance immediately prior to the withdrawal.

APR 4901

Cost of Rider Benefit

The monthly charge for this rider benefit is the rider rate, multiplied by the guarantee balance before other charges are deducted from the guarantee balance. The rider rate is guaranteed to not exceed the maximum rider rate shown on the rider specifications page or a supplement to the rider specifications page. A lower current rate may be established. The rate in effect on the date the rider is issued, reset, or renewed is guaranteed until the rider maturity date. Upon renewal or resetting of the rider, the rate will change to the current rate then in effect.

Termination of Rider

This rider continues in-force as long as the policy is in-force. You cannot elect to terminate this rider during the minimum in-force period.

General Provisions

Rider Condition: Participation in Asset Allocation Model

The policy value must be allocated to one of the policy Asset Allocation models shown on the policy application. Allocations or transfers to or from investment options outside of the selected allocation model are not permitted while this rider is in effect. You may change your selected Asset Allocation model to any model available for use with this rider.

Eligibility This rider may be issued, reset, or renewed up to the insured's attained age 80.

Incontestability: While the insured is alive, the validity of this rider cannot be contested after it has been in force for a period of 2 years from the effective date of this rider.

Option to Reset: If eligible, you may elect to reset your guarantee balance to the then current policy value anytime after the rider's minimum in-force period. Doing so resets the rider maturity date; a new rider specifications page or a supplement to the rider specifications page will be issued reflecting the new rider maturity date.

Renewal: Upon each rider maturity date that the eligibility requirement is met, this rider automatically renews, and charges for it continue to be deducted, unless you provide us written notice of your desire to terminate this rider benefit. Renewal establishes a new rider maturity date to be shown on an amended rider specifications page or supplement to the rider specifications page.

Coordination With Other Policy and Rider Benefits:

Monthly policy charges that are waived pursuant to a secondary death benefit guarantee, such as a minimum benefit or guaranteed death benefit, are still deducted from the guarantee balance even when policy value is insufficient to cover these charges.

Non-participating: This rider is non-participating.

Incorporation of Policy Provisions Into Rider: The provisions of the policy are hereby referred to and made a part of this rider.

AMERITAS LIFE INSURANCE CORP.

/s/	JoAnn M Martin	/s/	Jan M. Connolly
	President		Secretary
APR 4901

ASSET PROTECTION PLUS RIDER

Consideration

This rider is issued in consideration of the application and any supplemental application and the payment of the cost of insurance for this rider. A copy of the application and any supplemental application is attached to the policy. The cost of insurance for this rider is deducted from the policy value at the same time and in the same manner as the cost of insurance for the basic policy. There is a charge for this rider.

Benefits

The Company guarantees a minimum accumulation benefit as set forth below to be paid on the rider maturity date shown on the rider specifications page or a supplement to the rider specifications page. Any rider benefit paid is added to the policy value on the rider maturity date. The benefit will be credited on a pro-rata basis to the policy owner's selected investment options then in effect.

This rider also guarantees to add rider charges to the policy's death benefit upon the insured's death while the rider is in-force. The amount added will be the rider charges since the rider issue date, unless a rider benefit has been previously paid in which case the amount added will be the rider charges since the most recent rider benefit payment.

Definitions

Guarantee Balance is the value used to determine any rider benefit paid on the rider's maturity date.

Rider Rate is the monthly rate used to calculate the cost of the rider benefit.

Minimum In-force Period is the time this rider must remain in-force, beginning with the day the rider is issued, reset, or renewed.

Guaranteed Minimum Accumulation Benefit

On the rider maturity date, the rider benefit is equal to the greater of (1) the guarantee balance minus the policy value, and (2) the sum of this rider's charges since the rider issue date, unless a rider benefit has been previously paid in which case the amount in (2) is the sum of rider charges since the most recent rider benefit payment.

Guarantee balance is the policy value on the date the rider is issued, reset, or renewed, adjusted as follows:

1.	increased by additional Net Premiums Paid;

Net premium is premium paid minus any charges deducted directly from premium subject to the following restriction. We reserve the right to limit the amount of net premium that can be added to the guarantee balance after the end of the minimum in- force period and before the rider maturity date;

2.	decreased by policy charges;

Monthly policy charges for cost of insurance, administrative expenses, and riders (except this rider); and

3.	decreased by an adjustment made for partial withdrawals.

Partial withdrawals cause the guarantee balance to be decreased in the same proportion as the withdrawal reduces the policy value. For example, if the withdrawal is 10% of the policy value before the withdrawal, the guarantee balance after the withdrawal will be 90% of the guarantee balance immediately prior to the withdrawal.

APR 4902

Cost of Rider Benefit

The monthly charge for this rider benefit is the rider rate, multiplied by the guarantee balance before other charges are deducted from the guarantee balance. The rider rate is guaranteed to not exceed the maximum rider rate shown on the rider specifications page or a supplement to the rider specifications page. A lower current rate may be established. The rate in effect on the date the rider is issued, reset, or renewed is guaranteed until the rider maturity date. Upon renewal or resetting of the rider, the rate will change to the current rate then in effect.

Termination of Rider

This rider continues in-force as long as the policy is in-force. You cannot elect to terminate this rider during the minimum in-force period.

General Provisions

Rider Condition: Participation in Asset Allocation Model

The policy value must be allocated to one of the policy Asset Allocation models shown on the policy application. Allocations or transfers to or from investment options outside of the selected allocation model are not permitted while this rider is in effect. You may change your selected Asset Allocation model to any model available for use with this rider.

Eligibility This rider may be issued, reset, or renewed up to the insured's attained age 80.

Incontestability: While the insured is alive, the validity of this rider cannot be contested after it has been in force for a period of 2 years from the effective date of this rider.

Option to Reset: If eligible, you may elect to reset your guarantee balance to the then current policy value anytime after the rider's minimum in-force period. Doing so resets the rider maturity date; a new rider specifications page or a supplement to the rider specifications page will be issued reflecting the new rider maturity date.

Renewal: Upon each rider maturity date that the eligibility requirement is met, this rider automatically renews, and charges for it continue to be deducted, unless you provide us written notice of your desire to terminate this rider benefit. Renewal establishes a new rider maturity date to be shown on an amended rider specifications page or supplement to the rider specifications page.

Coordination With Other Policy and Rider Benefits:

Monthly policy charges that are waived pursuant to a secondary death benefit guarantee, such as a minimum benefit or guaranteed death benefit, are still deducted from the guarantee balance even when policy value is insufficient to cover these charges.

Non-participating: This rider is non-participating.

Incorporation of Policy Provisions Into Rider: The provisions of the policy are hereby referred to and made a part of this rider.

AMERITAS LIFE INSURANCE CORP.

/s/	JoAnn M Martin	/s/	Jan M. Connolly
	President		Secretary

APR 4902